UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2009

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 5, 2009, Overland Storage, Inc. (the “Company”) issued a press release announcing its financial results for its second fiscal quarter ended December 31, 2008. The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01.	Other Events.

On February 3, 2009, the Board of Directors reconstituted its committees as follows, which appointments were effective immediately:

Audit Committee:

Robert A. Degan (Chairman)

Nora M. Denzel

Michael Norkus

Nominating and Governance Committee:

Michael Norkus (Chairman)

Scott McClendon

William J. Miller

Compensation Committee:

William J. Miller (Chairman)

Robert A. Degan

Nora M. Denzel

The Board of Directors has determined that each of Mr. Degan, Ms. Denzel, Mr. McClendon, Mr. Miller and Mr. Norkus are independent directors within the meaning of NASDAQ Marketplace Rule 4200(a)(15), and that each member of the audit committee meets the requirements for independence set forth in SEC Rule 10A-3(b)(1). As a result of the appointment of Ms. Denzel to the audit committee, the Company received written acknowledgement from NASDAQ’s Listing Qualifications Department confirming that the Company had regained compliance with NASDAQ Marketplace Rule 4350(d)(2)(A), which requires the audit committee of each listed issuer to have at least three independent members.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 5, 2009 announcing the Company’s financial results for the second fiscal quarter ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: February 5, 2009	By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Vice President of Finance and Chief Financial Officer

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